FOURTH SUPPLEMENTAL INDENTURE

Fourth Supplemental Indenture (this “Supplemental Indenture”), dated as of July 29, 2014, among Horsehead Holding Corp. (the “Issuer”), the subsidiaries of the Company set forth on the signature pages hereto (collectively, the “Guarantors”), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended or supplemented from time to time, the “Indenture”), dated as of July 26, 2012, providing for the issuance of 10.50% Senior Secured Notes due 2017 (the “Notes”);

WHEREAS, Sections 2.02 and 9.01(a)(9) of the Indenture provide that additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be treated as and form a single class of securities with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes;

WHEREAS, on June 3, 2013, the Issuer issued $20,000,000 in aggregate principal amount of additional Notes having identical terms as the Initial Notes (the “2013 Additional Notes”);

WHEREAS, the Issuer and the Guarantors desire to execute and deliver this Supplemental Indenture for the purpose of issuing $10,000,000 in aggregate principal amount of additional Notes, having identical terms as the Initial Notes and the 2013 Additional Notes (the “2014 Additional Notes”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.Additional Notes. As of the date hereof, the Issuer will issue, and the Trustee will authenticate and deliver, the 2014 Additional Notes under the Indenture, having terms substantially identical in all material respects to the Initial Notes. The 2014 Additional Notes will accrue interest beginning on July 29, 2014. The Initial Notes and the 2014 Additional Notes shall be treated as a single class for all purposes under the Indenture. For all purposes of the Indenture and the Collateral Agreements, the term “Notes” shall include the 2014 Additional Notes.

3.Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

4.Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

5.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first written above.

ISSUER:

HORSEHEAD HOLDING CORP.

By: /s/ Robert D. Scherich
Name: Robert D. Scherich
Title: Vice President and Chief              Financial Officer

GUARANTORS:

HORSEHEAD CORPORATION

By: /s/ Robert D. Scherich
Name: Robert D. Scherich
Title: Vice President and Chief              Financial Officer

HORSEHEAD METAL PRODUCTS, INC.

By: /s/ Robert D. Scherich
Name: Robert D. Scherich
Title: Vice President and Chief              Financial Officer

THE INTERNATIONAL METAL     RECLAMATION COMPANY,     INC.

By: /s/ Robert D. Scherich
Name: Robert D. Scherich
Title: Vice President and Chief              Financial Officer

Signature Page to Supplemental Indenture

CHESTNUT RIDGE RAILROAD CORP.

By: /s/ Robert D. Scherich
Name: Robert D. Scherich
Title: Vice President and Chief              Financial Officer

HORSEHEAD ZINC POWDERS, LLC

By: /s/ Robert D. Scherich
Name: Robert D. Scherich
Title: Vice President and Chief              Financial Officer

Signature Page to Supplemental Indenture

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION,     as Trustee

By: /s/ Wally Jones
Name: Wally Jones
Title: Vice President

Signature Page to Supplemental Indenture